Exhibit 99.1

Midwest Physicians

Services, LLC

Financial Statements as of and for the Years

Ended December 31, 2006, 2005, and 2004,

and Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Member of

Midwest Physicians Services, LLC:

We have audited the accompanying balance sheets of Midwest Physicians Services, LLC (the “Company”) as of December 31, 2006, 2005, and 2004, and the related statements of operations, member’s equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2006, 2005, and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the financial statements, the Company has significant related-party transactions and balances; therefore, its financial position and results of operations in the accompanying financial statements may not be indicative of those that would result from transactions among unrelated parties.

/s/     Deloitte & Touche, LLP

June 6, 2007, except for Note 6, as to which the date is September 28, 2007

MIDWEST PHYSICIANS SERVICES, LLC

BALANCE SHEETS

AS OF DECEMBER 31, 2006, 2005, AND 2004

	2006	2005	2004
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$371,836	$598,343	$334,599
Due from related parties	378,949	500,872	538,108
Other receivables	12,290	7,006	9,509
Prepaid expenses	90,237	107,030	83,728

Total current assets	853,312	1,213,251	965,944

PROPERTY AND EQUIPMENT:
Leasehold improvements	990,220	990,220	586,500
Computer equipment	2,018,215	778,987	747,871
Furniture, fixtures, and equipment	713,926	674,441	176,398
Equipment not yet placed in service	94,401

Total property and equipment	3,816,762	2,443,648	1,510,769
Less accumulated depreciation	(1,818,121)	(1,228,062)	(972,826)

Net property and equipment	1,998,641	1,215,586	537,943

TOTAL	$2,851,953	$2,428,837	$1,503,887

LIABILITIES AND MEMBER’S EQUITY

CURRENT LIABILITIES:
Accounts payable	$113,947	$88,724	$48,550
Due to related parties	71,566
Accrued expenses and other current liabilities	539,509	578,048	497,847

Total current liabilities	725,022	666,772	546,397

DEFERRED RENT	424,852	555,107	139,425

COMMITMENTS AND CONTINGENCIES (Note 4)

MEMBER’S EQUITY	1,702,079	1,206,958	818,065

TOTAL	$2,851,953	$2,428,837	$1,503,887

See notes to financial statements.

MIDWEST PHYSICIANS SERVICES, LLC

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2006, 2005, AND 2004

	2006	2005	2004
REVENUES	$9,388,961	$8,685,311	$7,482,086

OPERATING EXPENSES:
Salaries and benefits	6,293,792	6,392,529	5,741,107
Facilities, IT, and administrative services	1,983,792	1,607,436	1,189,980
Depreciation	629,062	317,461	289,132

Total operating expenses	8,906,646	8,317,426	7,220,219

INCOME FROM OPERATIONS	482,315	367,885	261,867

OTHER INCOME	12,806	21,008	5,333

NET INCOME	$495,121	$388,893	$267,200

See notes to financial statements.

MIDWEST PHYSICIANS SERVICES, LLC

STATEMENTS OF MEMBER’S EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2006, 2005, AND 2004

	2006	2005	2004
BALANCE — Beginning of year	$1,206,958	$818,065	$750,865

Net income	495,121	388,893	267,200

Membership distributions			(200,000)

BALANCE — End of year	$1,702,079	$1,206,958	$818,065

See notes to financial statements.

MIDWEST PHYSICIANS SERVICES, LLC

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2006, 2005, AND 2004

	2006	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$495,121	$388,893	$267,200
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	629,062	317,461	289,132
Loss (gain) on disposal of property and equipment	1,804	(4,424)
Changes on operating assets and liabilities:
Due from related parties	121,923	37,236	(125,442)
Other receivables	(5,284)	2,503	(252)
Prepaid expenses	16,793	(23,302)	(3,545)
Accounts payable	25,223	40,174	(10,845)
Due to related parties	71,566
Accrued expenses and other current liabilities	(38,539)	80,201	53,135
Deferred rent	(130,255)	415,682	(87,636)

Net cash provided by operating activities	1,187,414	1,254,424	381,747

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,413,921)	(995,980)	(144,679)
Proceeds from sale of property and equipment		5,300

Net cash used in investing activities	(1,413,921)	(990,680)	(144,679)

CASH FLOWS FROM FINANCING ACTIVITIES — Distributions to member			(200,000)

NET (DECREASE) INCREASE IN CASH EQUIVALENTS	(226,507)	263,744	37,068
CASH AND CASH EQUIVALENTS — Beginning of year	598,343	334,599	297,531

CASH AND CASH EQUIVALENTS — End of year	$371,836	$598,343	$334,599

See notes to financial statements.

MIDWEST PHYSICIANS SERVICES, LLC

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2006, 2005, AND 2004

1.	OPERATIONS AND ACCOUNTING POLICIES

Background — Midwest Physician Services, LLC, a Minnesota Limited Liability Company (the “Company”), was formed on December 29, 1999. It is a provider of management and billing services to radiology and other health care groups, primarily to its sole member Midwest Radiology LLLP (MWR); St. Paul Radiology, P.A. (SPR), a related party professional corporation; and Emergency Radiology Services, LLC (ERS), a related party that provides on-call radiology services (see Note 2). The Company’s general offices are located in St. Paul, MN. The Company has a single reporting segment and reporting unit structure.

Basis of Presentation — The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and include all accounts of the Company.

Use of Estimates — The preparation of the Company’s financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. As a result, actual results could differ from these estimates.

Cash and Cash Equivalents — The Company considers all highly liquid investments with an initial maturity of three months or less at the date of purchase to be cash equivalents. Cash equivalents consist primarily of money market investments and are reported at cost, which approximates market value.

Accounts Receivable — Accounts receivable represent receivables for management and billing services and are recorded at the invoiced amount and are non-interest-bearing. The Company has a history of minimal uncollectible receivables. A large portion of the receivable balance is due from related parties as seen on the balance sheets. Management reviews past due accounts receivable to identify specific customers with known disputes or collectibility issues. As of December 31, 2006, 2005, and 2004, the Company does not have any reserve for doubtful accounts and sales credits based on its estimate of the collectibility of outstanding receivables as of that date.

Revenue Recognition and Presentation — Service revenue is recognized when all significant contractual obligations have been satisfied and collection of the resulting receivable is reasonably assured. Service revenue consists of fees for management and billing services and is recognized in the fiscal month when the service is complete.

Property and Equipment — Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of each asset, which ranges as follows:

	Method	Estimated Useful Lives
Computers, diagnostic workstations, and telecommunications systems	Straight-line	3–5 Years
Office furniture and equipment	Straight-line	5–7 Years
Leasehold improvements	Straight-line	Lesser of 7–10 years or life of lease

Expenditures for maintenance, repairs, and minor renewals and betterments that do not improve or extend the life of the respective assets are charged to operating expense as incurred. All other expenditures for renewals and betterments are capitalized. Upon sale or retirement of depreciable assets, the related cost and accumulated depreciation are removed from the records and any gain or loss is reflected in operating expenses.

In 2006 and 2005, the Company purchased certain long-lived assets from MWR. These assets were recorded at the historical net book value of the related party in the Company’s balance sheet upon transfer. The net book value of these transfers were approximately $879,500 and $15,500 at December 31, 2006 and 2005.

Income Taxes — The Company is a limited liability company and as such is not subject to federal or state income tax. Rather, the members are subject to federal income taxation based on their respective allocation of the Company’s net taxable income or loss on a cash basis. Accordingly, the Company does not record any current or deferred assets, liabilities, or expenses related to income taxes.

Non-Cash Transactions — The Company had certain non-cash financing transactions not included in the statement of cash flows for contribution of services which represent an increase in revenue and an increase in facilities, IT, and administrative services expense of $48,000 at December 31, 2004.

2.	RELATED-PARTY TRANSACTIONS

The Company provides management, billing, and other administrative services to its sole member, MWR. Total revenue earned for such services was approximately $4,900,000, $4,500,000, and $3,700,000 for the years 2006, 2005, and 2004, respectively.

The Company also provides management and billing services to other related parties, primarily SPR and ERS. The physician shareholders of SPR are also the owners of MWR. Total revenue earned for such services to SPR was approximately $4,400,000, $4,100,000, and $3,700,000 for the years 2006, 2005, and 2004, respectively. Total revenue earned for such services to ERS were $96,000 for the years 2006 and 2005 and $48,000 for the year 2004.

Effective July 2005, the Company also leases office space from Physicians Building Services, LLC (PBS), a related party. The sole member of PBS is MWR. Total amounts expensed under this lease were $411,000 and $218,000 in 2006 and 2005, respectively. Additionally, the Company sub-leases a portion of this office space to a third party. The sub-lease income received under this agreement was approximately $168,000 and $108,000 at December 31, 2006 and 2005, respectively, and is shown as a reduction of rent expense included in facilities, IT, and administrative services expense in the accompanying statements of operations.

MWR owed the Company approximately $245,000 and $275,000 for management and billing services at December 31, 2005 and 2004, respectively. The Company owed $72,000 to MWR at December 31, 2006, for expenses incurred on behalf of the Company, which were paid by MWR.

SPR owed the Company approximately $375,000, $250,000, and $260,000 for management and billing services at December 31, 2006, 2005, and 2004, respectively.

The Company’s results of operations may not be indicative of those that would result from transactions among unrelated parties.

If the Company’s cash flows are not adequate to cover operating expenses, the Company will increase the management fee to SPR and/or MWR, in order to ensure that the Company’s operating cash flow needs are met.

3.	EMPLOYEE BENEFIT PLANS

Self-Insured Employee Health Benefit Program — The Company sponsors a self-insured employee health and dental benefits program for substantially all employees. Under this program, the Company pays claims as incurred on a weekly basis. A stop-loss insurance contract limits the Company’s liability for each participant to an annual amount of $60,000 with a specific lifetime stop-loss per covered individual of $2,000,000. Total claims, which include both paid and incurred claims, were $878,000, $880,000, and $659,000 for the years 2006, 2005, and 2004, respectively. Included in accrued expenses was $127,000, $176,000, and $118,000 for estimated unprocessed claims and claims incurred but not reported at December 31, 2006, 2005, and 2004, respectively.

Retirement Program — The Company sponsors a profit-sharing and 401(k) plan covering substantially all employees who have attained the age of 18 and have completed one year of service. The Company’s profit-sharing plan contribution is based upon a percentage of participant’s compensation, determined at the discretion of the Board of Governors. The Company also makes matching contributions to the 401(k) plan in amounts up to 3% of eligible compensation, for employees who have completed one year of service. Participants are immediately vested in their contributions to the 401(k) plan. They vest in Company contributions on a graduated basis, becoming fully vested upon five years of service. The profit sharing and 401(k) contributions for the years ended December 31, 2006, 2005, and 2004, were approximately $380,000, $390,000, and $380,000, respectively.

4.	COMMITMENTS AND CONTINGENCIES

Operating Leases — The Company leases office space under noncancelable operating leases with lease terms up to five years through January 2010. The Company, at the end of its initial lease term, has two five-year renewal options. Total rent expense for the Company was $312,000, $584,000, and $351,000 for the years 2006, 2005, and 2004, respectively.

The following is a schedule of approximate future minimum lease payments under operating leases as of December 31, 2006, reduced by minimum sublease rental income:

Years Ending December 31	Amount
2007	$337,000
2008	339,000
2009	339,000
2010	28,000

$1,043,000

Guaranty of Debt — The Company is a guarantor on a line of credit and several notes payable by MWR, the Company’s sole member. This guarantee is secured by substantially all assets of the Company. Total guaranteed debt outstanding was approximately $9,500,000 at December 31, 2006. The Company would be required to perform under these guarantees if the affiliated companies default on the debt.

Litigation — The Company is not involved with or aware of any current or pending litigation. Accordingly, no amounts have been reserved for any liabilities from such potential litigation.

5.	SUBSEQUENT EVENT

Effective December 28, 2006, a new company, SPR Holdings, LLC, was formed. Effective January 2, 2007, the equity held by MWR was effectively transferred to this new entity as a result of the dissolution of MWR. Concurrently, the operations of MWR were assumed by another newly formed company, Midwest Radiology, LLC, with no ownership interest in MPS. This change in ownership has no effect on the accompanying financial statements.

6.	SUBSEQUENT EVENTS AS OF SEPTEMBER 28, 2007

On July 16, 2007, the Company entered into a purchase agreement with an unrelated party, NightHawk Radiology Holdings, Inc. (“NightHawk”) to sell all of the outstanding equity interests of the Company and ERS. In accordance with the terms of the purchase agreement, the owners of the Company and ERS received an aggregate consideration of (i) $62.5 million in cash and (ii) a warrant to purchase NightHawk common shares that was issued to St. Paul Radiology. $57.5 million of the cash portion of the purchase price was paid to SPR Holdings at closing and the remaining $5 million was placed into an escrow account to serve as a source of funds to satisfy the indemnification obligations of SPR Holdings under the purchase agreement.

In connection with the acquisition, the Company entered into a long-term administrative support services agreement with each of St. Paul Radiology and Midwest Radiology LLC, an affiliate of St. Paul Radiology and provider of imaging services. Under these long term services agreements, the Company will provide business process services to each of these entities in exchange for a percentage of the revenue generated by each of those companies.

Also in connection with the acquisition, the Company received a release from US Bank, releasing the Company from all guarantees of debt of MWR, as disclosed above in Note 4. Additionally, the Company entered into a termination agreement with PBS, releasing them from the reimbursement provisions as described in the Amendment to the Lease Agreement.

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